NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. REPORTS THIRD QUARTER 2024 RESULTS

•$35.0 million in cash
•$472.9 million in sales, a 6.1 percent sequential and 12.8 percent year-over-year increase
•GAAP diluted EPS of $1.27
•$52.4 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Free Cash Flow of $24.4 million for the quarter, and $54.4 million for the nine months ended September 30, 2024
•Completed five acquisitions through Q3; three water, and two industrial rotating equipment companies

Houston, TX – November 4, 2024 – DXP Enterprises, Inc. ("DXP" or the "Company") (NASDAQ: DXPE) today announced financial results for the third quarter ended September 30, 2024. The following are results for the three months ended September 30, 2024, compared to the three months ended September 30, 2023, and June 30, 2024, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Third Quarter 2024 Financial Highlights:

•Sales increased 6.1 percent sequentially to $472.9 million, compared to $445.6 million for the second quarter of 2024 and increased 12.8 percent compared to $419.2 million for the third quarter of 2023.
•Net income for the third quarter was $21.1 million, compared to $16.2 million for the third quarter of 2023 and $16.7 million for the second quarter of 2024.
•Earnings per diluted share for the third quarter was $1.27 based upon 16.6 million diluted shares, compared to $0.93 earnings per diluted share in the third quarter of 2023, based on 17.4 million diluted shares. Adjusted diluted earnings per share was $1.43 for the third quarter compared to $0.96 in the third quarter of 2023.
•Adjusted EBITDA for the third quarter was $52.4 million compared to $44.0 million for the third quarter of 2023 and $48.2 million for the second quarter of 2024. Adjusted EBITDA as a percentage of sales, or Adjusted EBITDA margin, was 11.1 percent, 10.5 percent, and 10.8 percent, respectively.
•Free Cash Flow (cash flow from operating activities less capital expenditures) for the third quarter was $24.4 million, compared to $38.3 million for the third quarter of 2023.

David R. Little, Chairman and Chief Executive Officer commented, "The Company posted excellent third quarter financial results in a lessening inflationary and varied spending by end market, delivering solid sales, adjusted EBITDA, earnings per share and free cash flow. Third quarter results reflect the continued execution of our growth strategy and the impact of our acquisition program. We continue to set new high watermarks as DXPeople. We are pleased with our sequential sales growth and strong adjusted EBITDA margins. This resulted in operating leverage that produced earnings per share of $1.27. DXP’s third quarter 2024 sales were $472.9 million, or a 6.1 percent increase over the second quarter of 2024 and a 12.8 percent growth over the same period in 2023. Adjusted EBITDA grew $4.2 million, or 8.7 percent over the second quarter of 2024 to $52.4 million. During the third quarter of 2024, sales were $316.8 million for Service Centers, $89.8 million for Innovative Pumping Solutions, and $66.3 million for Supply Chain Services. Overall, we are very pleased with our performance and the progress DXP continues to make as a growth company."

Kent Yee, Chief Financial Officer and Senior Vice President, remarked, "DXP achieved yet another high watermark quarter with a 6.1 percent sequential sales increase to $472.9 million in sales and 11.1 percent Adjusted EBITDA margins. We have closed five acquisitions through the third quarter, and we have closed two acquisitions during the fourth quarter of 2024. This quarters financial results reflect continued execution of our strategic goals and the impact of our diversification efforts, an overall reduced energy industry exposure, and a strong balance sheet to support our key initiatives. Subsequent to the third quarter, we announced the successful completion of the repricing of our existing debt plus raising an incremental $105 million. DXP is saving one hundred basis points on existing debt, while raising incremental money to further drive anticipated acquisition growth. Total debt outstanding as of September 30, 2024, was $544.5 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.54:1.0 with a covenant EBITDA of $200.7 million for the last twelve months ending September 30, 2024. We expect to finish fiscal year 2024 strong with momentum going into fiscal year 2025."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Conference Call Information
DXP Enterprises, Inc. management will host a conference call, November 5, 2024, at 10:30 a.m. Central Time, to discuss the Company’s financial results. The conference call may be accessed by going to https://ir.dxpe.com.
Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://ir.dxpe.com. The online replay will be available on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about DXP Enterprises, Inc., please visit the Company's website at https://www.dxpe.com

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout North America and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

Non-GAAP Financial Measures

DXP supplements reporting of net income with certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, and Free Cash Flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow and net debt referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facilities. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation to its most directly comparable GAAP financial measure, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase shares of the Company's common stock, and for certain other activities.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Information Related to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include, without limitation, those about the Company’s expectations regarding the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to: the effectiveness of management’s strategies and decisions; our ability to implement our internal growth and acquisition growth strategies; general economic and business conditions specific to our primary customers; changes in government regulations; our ability to effectively integrate businesses we may acquire; new or modified statutory or regulatory requirements; availability of materials and labor; inability to obtain or delay in obtaining government or third-party approvals and permits; non-performance by third parties of their contractual obligations; unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto; cyber-attacks adversely affecting our operations; other geological, operating and economic considerations and declining prices and market conditions, including supply or demand for maintenance, repair and operating products, equipment and service; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Sales	$472,935	$419,249	$1,331,126	$1,271,556
Cost of sales	326,825	293,687	923,341	889,101
Gross profit	146,110	125,562	407,785	382,455
Selling, general and administrative expenses	106,502	89,706	301,694	273,720
Income from operations	39,608	35,856	106,091	108,735
Interest expense	15,716	12,684	46,644	36,068
Other expense (income), net	160	1,234	(2,844)	522
Income before income taxes	23,732	21,938	62,291	72,145
Provision for income taxes	2,631	5,766	13,165	19,339
Net income	21,101	16,172	49,126	52,806
Preferred stock dividend	23	22	68	67
Net income attributable to common shareholders	$21,078	$16,150	$49,058	$52,739

Net income	$21,101	$16,172	$49,126	$52,806
Foreign currency translation adjustments	380	(844)	(141)	(87)
Comprehensive income	$21,481	$15,328	$48,985	$52,719

Earnings per share:
Basic	$1.34	$0.98	$3.08	$3.08
Diluted	$1.27	$0.93	$2.93	$2.94

Weighted average common shares outstanding:
Basic	15,750	16,516	15,915	17,104
Diluted	16,590	17,356	16,755	17,944

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except share amounts)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$35,000	$173,120
Restricted cash	91	91
Accounts receivable, net of allowance of $5,316 and $5,584, respectively	337,722	311,171
Inventories	109,787	103,805
Costs and estimated profits in excess of billings	49,707	42,323
Prepaid expenses and other current assets	22,274	18,044
Total current assets	554,581	648,554
Property and equipment, net	73,050	61,618
Goodwill	448,103	343,991
Other intangible assets, net	89,356	63,895
Operating lease right of use assets, net	48,498	48,729
Other long-term assets	17,857	10,649
Total assets	$1,231,445	$1,177,436

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$5,500	$5,500
Trade accounts payable	106,802	96,469
Accrued wages and benefits	41,230	36,238
Customer advances	12,656	12,160
Billings in excess of costs and estimated profits	11,911	9,506
Short-term operating lease liabilities	14,928	15,438
Other current liabilities	56,336	48,854
Total current liabilities	249,363	224,165
Long-term debt, net of unamortized debt issuance costs and discounts	519,250	520,697
Long-term operating lease liabilities	34,922	34,336
Other long-term liabilities	25,542	17,359
Total long-term liabilities	579,714	572,392
Total liabilities	829,077	796,557
Commitments and Contingencies
Shareholders' equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 15,694,883 and 16,177,237 outstanding, respectively	345	345
Additional paid-in capital	218,062	216,482
Retained earnings	368,329	319,271
Accumulated other comprehensive loss	(31,381)	(31,240)
Treasury stock, at cost 4,707,773 and 4,141,989 shares, respectively	(153,003)	(123,995)
Total DXP Enterprises, Inc. equity	402,368	380,879
Total liabilities and equity	$1,231,445	$1,177,436

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Business segment financial highlights:

•Service Centers’ revenue for the third quarter was $316.8 million, an increase of 7.6 percent year-over-year, with a 14.6 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the third quarter was $89.8 million, an increase of 52.3 percent year-over-year, with a 20.3 percent operating income margin.
•Supply Chain Services’ revenue for the third quarter was $66.3 million, an increase of 0.7 percent year-over-year, with a 8.4 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Sales	2024	2023	2024	2023
Service Centers	$316,831	$294,459	$911,783	$914,078
Innovative Pumping Solutions	89,825	58,962	225,417	158,440
Supply Chain Services	66,279	65,828	193,926	199,038
Total Sales	$472,935	$419,249	$1,331,126	$1,271,556

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Income	2024	2023	2024	2023
Service Centers	$46,154	$41,912	$130,329	$134,549
Innovative Pumping Solutions	18,207	10,599	38,543	26,555
Supply Chain Services	5,568	5,589	16,653	16,519
Total Segments Operating Income	$69,929	$58,100	$185,525	$177,623

RECONCILIATION OF OPERATING INCOME FOR REPORTABLE SEGMENTS
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income from operations for reportable segments	$69,929	$58,100	$185,525	$177,623
Adjustment for:
Amortization of intangibles	5,245	5,866	14,333	15,206
Corporate expenses	25,076	16,378	65,101	53,682
Income from operations	$39,608	$35,856	$106,091	$108,735
Interest expense	15,716	12,684	46,644	36,068
Other expense (income), net	160	1,234	(2,844)	522
Income before income taxes	$23,732	$21,938	$62,291	$72,145

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
($ thousands, unaudited)

The following table sets forth the reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income before income taxes	$23,732	$21,938	$62,291	$72,145
Plus: Interest expense	15,716	12,684	46,644	36,068
Plus: Depreciation and amortization	8,720	7,983	24,385	21,468
EBITDA	$48,168	$42,605	$133,320	$129,681
Plus: other non-recurring items(1)	2,950	551	4,292	551
Plus: stock compensation expense	1,322	864	3,398	2,211
Adjusted EBITDA	$52,440	$44,020	$141,010	$132,443

Operating Income Margin	8.4%	8.6%	8.0%	8.6%
EBITDA Margin	10.2%	10.2%	10.0%	10.2%
Adjusted EBITDA Margin	11.1%	10.5%	10.6%	10.4%
(1) Other non-recurring items includes unique acquisition integration costs and other non-cash, non-recurring costs not related to continuing business operations.

The following table sets forth the reconciliation of Acquisition Sales, Organic Sales and Organic Sales per Business Day to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Sales by Business Segment
Service Centers	$316,831	$294,459	$911,783	$914,078
Innovative Pumping Solutions	89,825	58,962	225,417	158,440
Supply Chain Services	66,279	65,828	193,926	199,038
Total DXP Sales	$472,935	$419,249	$1,331,126	$1,271,556
Acquisition Sales	28,535	3,868	63,713	30,266
Organic Sales	$444,400	$415,381	$1,267,413	$1,241,290

Business Days	64	63	191	191
Sales per Business Day	$7,390	$6,655	$6,969	$6,657
Organic Sales per Business Day	$6,944	$6,593	$6,636	$6,499

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION CONTINUED
($ thousands, unaudited)

The following table sets forth the reconciliation of Free Cash Flow to the most comparable GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash from operating activities	$28,344	$39,758	$70,068	$63,775
Less: purchases of property and equipment	(3,954)	(1,486)	(15,673)	(7,103)
Free Cash Flow	$24,390	$38,272	$54,395	$56,672

The following table is a reconciliation of adjusted net income attributable to DXP Enterprises, Inc., a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$21,101	$16,172	$49,126	$52,806
One-time non-cash items	2,950	551	4,292	551
Adjustment for taxes	(327)	(145)	(907)	(145)
Adjusted Net Income	$23,724	$16,578	$52,511	$53,212

Weighted average common shares and common equivalent shares outstanding
Diluted	16,590	17,356	16,755	17,944

Diluted Earnings per Share	$1.27	$0.93	$2.93	$2.94
Adjusted Diluted Earnings per Share	$1.43	$0.96	$3.13	$2.97